UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2018

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(901) 753-3200

Registrant's Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2018, the Company held its Annual Meeting of Stockholders, at which three proposals were voted upon. The results of the vote are as follows:

Proposal 1 - Election of directors; the following persons were duly elected to serve, subject to the Company's By-laws, as Directors of the Company until the next Annual Meeting, or until election and qualification of their successors:

	For	Withheld	Broker Non-Votes

Gregory L. Christopher	50,769,178	1,722,187	3,050,490
Paul J. Flaherty	51,848,446	642,919	3,050,490
Gennaro J. Fulvio	51,735,844	755,521	3,050,490
Gary S. Gladstein	51,707,577	783,788	3,050,490
Scott J. Goldman	51,497,150	994,215	3,050,490
John B. Hansen	28,207,674	24,283,691	3,050,490
Terry Hermanson	48,791,515	3,699,850	3,050,490
Charles P. Herzog, Jr.	51,564,825	926,540	3,050,490

Proposal 2 - The Company's stockholders approved the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 29, 2018:

For	Against	Abstain
55,112,011	407,689	22,155

Proposal 3 - The Company's stockholders approved an advisory vote on the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
50,379,595	2,047,631	64,139	3,050,490

Item 8.01	Other Events.

On May 4, 2018, the Registrant issued a press release announcing that its Board of Directors has declared a regular quarterly dividend of 10 cents per share on its common stock. The dividend will be payable June 15, 2018, to shareholders of record on June 1, 2018. A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated May 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Anthony J. Steinriede
Name:	Anthony J. Steinriede
Title:	Vice President, Corporate Controller

Date: May 4, 2018